                                                                    EXHIBIT 4(d)

                      ADDITIONAL INCOME OPTION ENDORSEMENT

            ENDORSEMENT
             SECTION 1.                          GENERAL INFORMATION

1.1 WHAT IS OUR AGREEMENT WITH          Our agreement with you includes this
    YOU?                                endorsement as a part of the contract to
                                        which it is attached. The provisions of
                                        the contract apply to this endorsement
                                        unless changed by this endorsement.

            ENDORSEMENT
             SECTION 2.                                BENEFIT

2.1 WHAT IS THE BENEFIT                 This endorsement provides 6 additional
    PROVIDED BY THIS ENDORSEMENT?       income payout options, as described
                                        below. The term "annuitant", when used
                                        in the income payout options below,
                                        includes any beneficiary who elects to
                                        apply death benefit proceeds under an
                                        income payout option as allowed under
                                        the contract.

                                        We reserve the right to discontinue
                                        offering the additional options provided by this endorsement if the U.S. Treasury no longer issues new Treasury
                                        Inflation-Protection Securities.

            ENDORSEMENT
             SECTION 3.                             ADDITIONAL OPTIONS

3.1 WHAT ADDITIONAL INCOME              OPTION 5A - SINGLE LIFE INCOME -
    PAYOUT OPTIONS ARE AVAILABLE?       PAYMENTS ADJUSTED FOR INFLATION -
                                        GUARANTEE PERIOD CERTAIN (FIXED INCOME
                                        PAYMENTS ONLY). We will pay monthly
                                        income payments to the payee for as long as the annuitant lives. If the original payee dies before all of the income payments have been made for the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, calculated on the same basis used to create Option 5A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                        The guaranteed period certain choices
                                        are:

                                             a.) 5 years;

                                             b.) 10 years;

                                             c.) 15 years; or

                                             d.) 20 years.

                                        Dividends, if any, will be payable as
                                        determined by us. We do not anticipate
                                        any dividends will be paid.

                                        OPTION 5B - SINGLE LIFE INCOME -
                                        PAYMENTS ADJUSTED FOR INFLATION -
                                        LIFETIME PAYOUT (FIXED INCOME PAYMENTS
                                        ONLY). We will pay monthly income
                                        payments to the payee for as long as the annuitant lives.

                                        Dividends, if any, will be payable as
                                        determined by us. We do not anticipate
                                        any dividends will be paid.

                                        OPTION 6A - JOINT LIFE INCOME - PAYMENTS
                                        ADJUSTED FOR INFLATION - GUARANTEE
                                        PERIOD CERTAIN (FIXED INCOME PAYMENTS
                                        ONLY). We will pay monthly income
                                        payments to the payee for as long as
                                        either of the co-annuitants is living.
                                        If at the death of the second surviving
                                        annuitant, income payments have been
                                        made for less than the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, calculated on the same basis used to create Option 6A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                        The guaranteed period certain choices
                                        are:

                                                a.) 5 years;

                                                b.) 10 years;

                                                c.) 15 years; or

                                                d.) 20 years.

                                        Dividends, if any, will be payable as
                                        determined by us. We do not anticipate
                                        any dividends will be paid.

                                        OPTION 6B - JOINT LIFE INCOME - PAYMENTS
                                        ADJUSTED FOR INFLATION - LIFETIME PAYOUT
                                        (FIXED INCOME PAYMENTS ONLY). We will
                                        pay monthly income payments to the payee for as long as either of the co-annuitants is living.

                                        Dividends, if any, will be payable as
                                        determined by us. We do not anticipate
                                        any dividends will be paid.

                                         OPTION 7 - SINGLE LIFE INCOME -
                                         PAYMENTS ADJUSTED FOR INFLATION -
                                         LIFETIME PAYOUT WITH CASH REFUND (FIXED
                                         INCOME PAYMENTS ONLY). We will pay
                                         monthly income payments to the payee
                                         for as long as the annuitant lives. The
                                         total amount paid under this option
                                         will be at least equal to the contract
                                         value applied. If the original payee
                                         dies and the total of all income
                                         payments paid is less than the adjusted
                                         net contract value applied to this
                                         income payout option, the difference
                                         will be payable to the successor payee
                                         in a single sum. If there is no
                                         successor payee, it will be payable to
                                         the payee's estate.

                                        Dividends, if any, will be payable as
                                        determined by us. We do not anticipate
                                        any dividends will be paid

                                        OPTION 8 - JOINT LIFE INCOME - PAYMENTS
                                        ADJUSTED FOR INFLATION - LIFETIME PAYOUT
                                        WITH CASH REFUND (FIXED INCOME PAYMENTS
                                        ONLY). We will pay monthly income
                                        payments to the payee for as long as
                                        either of the co-annuitants is living.
                                        The total amount paid under this option
                                        will be at least equal to the contract
                                        value applied. If at the death of the
                                        second surviving annuitant, the total of all income payments paid is less than the adjusted net contract value applied to this income payout option, the difference will be payable to the successor payee in a single sum. If there is no successor payee, it will be payable to the last surviving payee's estate.

                                        Dividends, if any, will be payable as
                                        determined by us. We do not anticipate
                                        any dividends will be paid.

3.2 HOW WILL FIXED INCOME               The dollar amount of the initial income
    PAYMENT VALUES BE DETERMINED        payment will be determined by dividing
    FOR THESE ADDITIONAL INCOME         the adjusted net contract value applied
    PAYOUT OPTIONS?                     by $1,000, and multiplying the result by
                                        the applicable option rate shown in
                                        Endorsement Section 4. Higher current
                                        option rates may be available on the
                                        payout date and are available upon your
                                        request to our home office.

                                        Income payments for the remainder of the calendar year in which your payout date occurs will be equal to your initial income payment.

                                        The dollar amount of income payments for subsequent calendar years, adjusted for inflation, will be calculated annually and will be effective for the duration of the calendar year. The adjustment for inflation is based on the percentage increase in the Consumer Price Index (defined below) for the 12 month period ending September 30th of the prior calendar year. If the percentage change in the Consumer Price Index is zero or less, your income payments for the upcoming calendar year will remain unchanged.

                                        Income payments will never decrease due
                                        to an adjustment for inflation under
                                        these options.

                                        Consumer Price Index means the Consumer
                                        Price Index Urban Wage Earners and
                                        Clerical Workers (Current Series). If
                                        the Consumer Price Index is
                                        discontinued, a substitute index
                                        published by the U.S. Department of
                                        Labor or successor agency will be used.
                                        Such substitute index may be subject to
                                        approval by your state insurance
                                        department, if required by state law.

              ENDORSEMENT
               SECTION 4.                      ADDITIONAL OPTION TABLES

4.1 WHAT RATES WILL BE USED TO          The rates shown in the following tables
    DETERMINE PAYMENT VALUES FOR        are used to determine the minimum
    THESE ADDITIONAL INCOME PAYOUT      payment values for monthly income
    OPTIONS?                            payments. Higher current rates may be
                                        available on the payout date, and are
                                        available upon your request to our home
                                        office.

                                        The additional options provided by this
                                        endorsement are based on the Annuity
                                        2000 Table and with compound interest at the effective rate of 3.50% per year and an assumed annual payment increase of 4.50%. Rates for ages not shown will be calculated on an actuarially equivalent basis and will be available upon request.

                                        The Type A life income rates for these
                                        additional options are based on the
                                        annuitant's age and gender; or the
                                        beneficiary's age and gender if the
                                        beneficiary elects to apply death
                                        benefit proceeds under an income payout
                                        option. The Type B life income rates are based on the annuitant's age; or the beneficiary's age if the beneficiary elects to apply death benefit proceeds under an income payout option. The life income rates type for this contract is shown on the contract data page.

OPTION 5A - SINGLE LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - GUARANTEE PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                             AGE - MALE
------------------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     2.98   3.10   3.22   3.36   3.50   3.65   3.81   3.98   4.16   4.35   4.55   4.76   4.99
 10     2.95   3.06   3.17   3.30   3.43   3.56   3.71   3.85   4.01   4.17   4.34   4.51   4.69
 15     2.87   2.97   3.07   3.17   3.28   3.39   3.50   3.61   3.73   3.84   3.95   4.07   4.18
 20     2.73   2.81   2.88   2.96   3.04   3.11   3.18   3.25   3.32   3.38   3.44   3.50   3.55

                                             AGE - MALE
-----------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78    79     80     81     82     83     84     85
-----   ----   ----   ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----
  5     5.23   5.48   5.75   6.04   6.34   6.65  6.98   7.33   7.69   8.07   8.45   8.85   9.26
 10     4.87   5.06   5.25   5.44   5.64   5.83  6.02   6.21   6.40   6.57   6.74   6.90   7.06
 15     4.29   4.39   4.49   4.58   4.67   4.76  4.83   4.90   4.96   5.01   5.06   5.10   5.14
 20     3.60   3.64   3.68   3.71   3.74   3.76  3.78   3.80   3.81   3.83   3.83   3.84   3.85

                                             AGE - FEMALE
------------------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----  -----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     2.65   2.75   2.86   2.97   3.09   3.22   3.36   3.51   3.66   3.83   4.01   4.20   4.41
 10     2.63   2.73   2.83   2.94   3.06   3.18   3.31   3.45   3.59   3.74   3.90   4.07   4.25
 15     2.59   2.68   2.78   2.88   2.98   3.09   3.20   3.31   3.43   3.55   3.68   3.80   3.93
 20     2.52   2.60   2.68   2.76   2.84   2.92   3.00   3.09   3.16   3.24   3.32   3.39   3.45

                                             AGE - FEMALE
------------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81     82     83     84     85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     4.63   4.87   5.13   5.40   5.69   6.00   6.34   6.69   7.07   7.46   7.88   8.32   8.77
 10     4.44   4.63   4.83   5.04   5.26   5.47   5.69   5.91   6.12   6.33   6.54   6.73   6.90
 15     4.06   4.18   4.30   4.42   4.53   4.63   4.72   4.81   4.89   4.95   5.01   5.06   5.11
 20     3.51   3.57   3.62   3.66   3.70   3.73   3.76   3.78   3.80   3.82   3.83   3.84   3.84

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                             AGE - UNISEX
------------------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----  -----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     2.72   2.82   2.93   3.05   3.17   3.31   3.45   3.60   3.76   3.93   4.12   4.31   4.52
 10     2.70   2.80   2.90   3.01   3.13   3.26   3.39   3.53   3.67   3.83   3.99   4.16   4.34
 15     2.65   2.74   2.84   2.94   3.04   3.15   3.26   3.38   3.49   3.61   3.74   3.86   3.98
 20     2.56   2.64   2.72   2.80   2.88   2.96   3.04   3.12   3.20   3.27   3.34   3.41   3.48

                                             AGE - UNISEX
------------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81     82     83     84     85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     4.75   4.99   5.25   5.52   5.82   6.13   6.47   6.82   7.19   7.58   8.00   8.42   8.86
 10     4.53   4.72   4.92   5.12   5.33   5.55   5.76   5.97   6.18   6.38   6.58   6.76   6.94
 15     4.10   4.22   4.34   4.45   4.56   4.66   4.75   4.83   4.90   4.97   5.02   5.07   5.11
 20     3.53   3.59   3.63   3.67   3.71   3.74   3.76   3.79   3.80   3.82   3.83   3.84   3.84

OPTION 5B - SINGLE LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                             AGE
------------------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----   -----  ----   ----   ----   ----   ----   ----   ----   ----   ----
 MALE   2.99   3.11   3.24   3.37   3.52   3.67   3.84   4.01   4.20   4.40   4.61   4.84   5.08
FEMALE  2.66   2.76   2.87   2.98   3.10   3.23   3.37   3.52   3.68   3.85   4.04   4.24   4.45

                                             AGE
------------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81     82     83     84     85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
 MALE   5.34   5.61   5.91   6.23   6.57   6.93   7.32   7.74   8.19   8.67   9.18   9.73   10.31
FEMALE  4.68   4.93   5.21   5.50   5.82   6.16   6.53   6.94   7.38   7.85   8.37   8.93    9.53

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                             AGE
------------------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----   -----  ----   ----   ----   ----   ----   ----   ----   ----   ----
UNISEX  2.72   2.83   2.94   3.06   3.18   3.32   3.46   3.62   3.78   3.96   4.15   4.35   4.57

                                             AGE
------------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81     82     83     84     85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
UNISEX  4.81   5.07   5.34   5.64   5.96   6.31   6.69   7.09   7.53   8.01   8.53   9.08   9.69

OPTION 6A - JOINT AND SURVIVOR LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - GUARANTEE PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

               5 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - FEMALE
AGE      ---------------------------------------
MALE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
 60      2.26   2.48   2.66   2.79   2.88   2.93
 65      2.40   2.71   3.00   3.25   3.42   3.54
 70      2.50   2.90   3.32   3.72   4.06   4.29
 75      2.57   3.04   3.58   4.17   4.73   5.17
 80      2.61   3.12   3.77   4.54   5.37   6.12
 85      2.63   3.17   3.88   4.80   5.89   7.02

               10 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - FEMALE
AGE      ---------------------------------------
MALE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
 60      2.26   2.48   2.66   2.79   2.87   2.92
 65      2.40   2.71   3.00   3.23   3.40   3.49
 70      2.50   2.89   3.31   3.69   4.00   4.19
 75      2.57   3.03   3.56   4.11   4.61   4.95
 80      2.60   3.11   3.73   4.44   5.15   5.69
 85      2.62   3.15   3.83   4.65   5.53   6.27

               15 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - FEMALE
AGE      ---------------------------------------
MALE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
 60      2.26   2.47   2.64   2.76   2.83   2.86
 65      2.39   2.69   2.96   3.17   3.30   3.36
 70      2.49   2.87   3.25   3.58   3.79   3.90
 75      2.55   2.98   3.46   3.91   4.23   4.40
 80      2.58   3.05   3.59   4.13   4.55   4.78
 85      2.59   3.08   3.65   4.24   4.72   4.99

               20 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - FEMALE
AGE      ---------------------------------------
MALE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
 60      2.24   2.44   2.59   2.68   2.72   2.73
 65      2.37   2.64   2.87   3.01   3.08   3.11
 70      2.45   2.79   3.09   3.30   3.40   3.44
 75      2.50   2.87   3.22   3.48   3.62   3.67
 80      2.51   2.91   3.29   3.58   3.73   3.79
 85      2.52   2.92   3.31   3.61   3.77   3.83

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

               5 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     2.21   2.38   2.52   2.60   2.66   2.69
  65     2.38   2.65   2.88   3.05   3.17   3.24
  70     2.52   2.88   3.24   3.56   3.80   3.95
  75     2.60   3.05   3.56   4.07   4.52   4.85
  80     2.66   3.17   3.80   4.52   5.25   5.88
  85     2.69   3.24   3.95   4.85   5.88   6.91

               10 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     2.21   2.38   2.51   2.60   2.65   2.68
  65     2.38   2.65   2.87   3.05   3.16   3.22
  70     2.51   2.87   3.23   3.54   3.76   3.89
  75     2.60   3.05   3.54   4.03   4.43   4.70
  80     2.65   3.16   3.76   4.43   5.06   5.53
  85     2.68   3.22   3.89   4.70   5.53   6.22

               15 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     2.21   2.38   2.50   2.58   2.62   2.64
  65     2.38   2.63   2.85   3.00   3.09   3.13
  70     2.50   2.85   3.18   3.45   3.62   3.70
  75     2.58   3.00   3.45   3.85   4.13   4.27
  80     2.62   3.09   3.62   4.13   4.51   4.72
  85     2.64   3.13   3.70   4.27   4.72   4.98

               20 YEAR GUARANTEE PERIOD
------------------------------------------------
                      AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     2.20   2.36   2.47   2.53   2.55   2.56
  65     2.36   2.59   2.78   2.89   2.94   2.96
  70     2.47   2.78   3.04   3.22   3.31   3.34
  75     2.53   2.89   3.22   3.46   3.58   3.62
  80     2.55   2.94   3.31   3.58   3.72   3.77
  85     2.56   2.96   3.34   3.62   3.77   3.83

OPTION 6B - JOINT AND SURVIVOR LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                      AGE - FEMALE
AGE      ---------------------------------------
MALE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
 60      2.26   2.48   2.66   2.80   2.88   2.94
 65      2.40   2.71   3.00   3.25   3.43   3.54
 70      2.50   2.90   3.32   3.73   4.06   4.30
 75      2.57   3.04   3.58   4.18   4.74   5.20
 80      2.61   3.12   3.77   4.55   5.39   6.18
 85      2.63   3.17   3.89   4.82   5.94   7.14

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                      AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     2.21   2.38   2.52   2.60   2.66   2.69
  65     2.38   2.65   2.88   3.06   3.17   3.24
  70     2.52   2.88   3.24   3.56   3.80   3.96
  75     2.60   3.06   3.56   4.08   4.53   4.87
  80     2.66   3.17   3.80   4.53   5.27   5.93
  85     2.69   3.24   3.96   4.87   5.93   7.01

OPTION 7 - SINGLE LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT WITH CASH REFUND - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

 AGE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
 MALE    2.69   3.18   3.81   4.62   5.67   7.08
FEMALE   2.47   2.93   3.52   4.31   5.36   6.78

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

 AGE      60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
UNISEX   2.51   2.98   3.58   4.37   5.42   6.84

OPTION 8 - JOINT AND SURVIVOR LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT WITH CASH REFUND - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                        AGE - FEMALE
AGE      ---------------------------------------
MALE      60     65     70      75     80     85
----     ----   ----   ----   ----   ----   ----
 60      2.22   2.42   2.57    2.66   2.69   2.70
 65      2.34   2.63   2.88    3.06   3.16   3.19
 70      2.42   2.78   3.15    3.47   3.68   3.78
 75      2.46   2.88   3.35    3.83   4.22   4.47
 80      2.47   2.92   3.47    4.09   4.70   5.18
 85      2.47   2.93   3.51    4.23   5.05   5.82

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                        AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     2.18   2.33   2.44   2.50   2.52   2.52
  65     2.33   2.58   2.77   2.90   2.97   2.98
  70     2.44   2.77   3.09   3.35   3.50   3.57
  75     2.50   2.90   3.35   3.77   4.09   4.27
  80     2.52   2.97   3.50   4.09   4.64   5.05
  85     2.52   2.98   3.57   4.27   5.05   5.76

CUNA Mutual Life Insurance Company
     A Mutual Insurance Company

/s/ Michael B. Kitchen
-----------------------
       President